EXHIBIT 99.1

                      WEINGARTEN REALTY INVESTORS ANNOUNCES
               INCREASE IN ALL SECOND QUARTER PERFORMANCE MEASURES

Houston, Texas, July 26, 2004: Weingarten Realty Investors (NYSE:WRI) announced today the results of its second quarter ended June 30, 2004. All per share amounts are adjusted for WRI's 3 for 2 share split completed on March 30, 2004:

     - Rental revenues for the second quarter of 2004 were $122.2 million, up from $99.8 million for the second quarter of 2003, a 22.4% increase. For the six months ended June 30, 2004, rental revenues were $237.4 million as compared to $195.4 million for the same period of 2003, an increase of 21.5%.

     - Funds from Operations (FFO), a supplemental measure for REIT performance, was $51.6 million, or $.58 per diluted share, for the quarter ending June 30, 2004 and $43.5 million, or $.54 per share, for the same period in 2003, representing an increase of 18.6% in dollars, or 7.4% on a diluted per share basis. Excluding non-cash charges totaling $6.3 million, or $.07 per share, for 2004 and $2.5 million, or $.03 per share, for 2003, FFO for the second quarter of 2004 totaled $57.9 million, or $.65 per common share, as compared to second quarter 2003 of $46.0 million, or $.57 per share, representing an increase of 25.9% in dollars, or 14.0% on a diluted per share basis. These non-cash charges include: 1) 2004 - the original issuance costs of $3.6 million, or $.04 per share, related to the Company's Series C Cumulative Redeemable Preferred Shares, which were redeemed in the second quarter of 2004, and an impairment loss of $2.7 million, or $.03 per share, recorded as a reduction in the carrying value of a large tract of unimproved land; and 2) 2003 - the original issuance costs related to the Company's Series A Cumulative Redeemable Preferred Shares, which were redeemed during the second quarter of 2003.

     - Net income available to common shareholders on a diluted basis for the second quarter of 2004 increased 68.8% to $36.8 million as compared to $21.8 million for the quarter ended June 30, 2003. On a diluted per share basis, the increase was 55.6% to $.42 per share for the second quarter of 2004 from $.27 per share for the same period in the prior year. The Company noted that net income available to common shareholders for the second quarter of 2004 benefited from gains of $13.5 million on the sale of properties. Net income available to common shareholders during 2004 and 2003 were both affected by the non-cash charges discussed above.

     - The Company invested $169.2 million in acquisitions and new development projects during the second quarter of 2004, and a total of $410.1 million for the six months ended June 30, 2004.

     - The Company issued $175 million of medium-term notes during the second quarter of 2004 with an effective weighted average interest rate of 5.2% and a weighted average maturity of 8.6 years.

     - Occupancy of the overall portfolio was reported at 94.2% for the second quarter of 2004, up from 92.2% for the quarter ended June 30, 2003. Occupancy for the retail properties was 94.7% at June 30, 2004 as compared to 92.6% at June 30, 2003, while the industrial portfolio's occupancy increased to 92.7 from 91.0% for the second quarter of 2003.

     - Subsequent to quarter-end, Weingarten raised $72.5 million through the issuance of 2.9 million depositary shares of 6.95% Series E Cumulative Redeemable Preferred Shares. The shares were issued effective July 8, 2004.

     - The Board of Trust Managers declared a dividend of $.415 per common share for the second quarter of 2004, up from $.39 per common share in 2003. On an annualized basis, this represents a dividend of $1.66 per share as compared to $1.56 per share for the prior year, a 6.4% increase. The dividend is payable on September 15, 2004 to shareholders of record on September 3, 2004.

      - The Board of Trust Managers also declared dividends on the Company's preferred shares. Dividends related to the 6.75% Series D Cumulative Redeemable Preferred Shares (NYSE: WRIPrD) are $.421875 per share for the quarter. The 6.95% Series E Cumulative Redeemable Preferred Shares (NYSE: WRIPrE) issued on July 8, 2004 will pay a partial dividend for the quarter of $.3234 per share. Both preferred share dividends are payable on September 15, 2004 to shareholders of record on September 3, 2004.

In announcing the results for the second quarter, Drew Alexander, President and Chief Executive Officer, attributed the Company's continued strong performance to its acquisitions and new development projects brought on-line, as well as to increased rental revenues from the existing portfolio. He indicated that during the first six months of 2004, the Company completed 618 new leases or renewals totaling 2.6 million square feet with an average increase of 6.2% in the rental rates on a same-space basis. He also noted that same property NOI growth was 3.6% for the second quarter of 2004 as compared to 0.2% for the same period in 2003.

Alexander commented, "Through our 2004 acquisition program, we have invested $390.0 million during the six months ended June 30, 2004, adding 2.6 million square feet to the portfolio. We have added 15 excellent properties, 14 shopping centers and one industrial property, and we purchased our joint venture partners' interests in four of our existing centers. This brings Weingarten's portfolio to 340 properties representing 45.6 million square feet."

The Company reported that it currently has 13 new development properties in various stages of construction, all anchored by either a supermarket or a national discount department store such as Target or Wal-Mart. During the second quarter, Weingarten spent $9.5 million on its new development program, bringing the total investment for the six months ended June 30, 2004 to $20.1 million. Mr. Alexander commented, "Upon completion, these new developments will represent an investment of approximately $109 million and will add 931,000 square feet to the portfolio. These projects are anticipated to come on-line during the remainder of 2004 and into 2005. Additionally, we have a couple of new projects in due diligence, and anticipate that we will announce some additional new development properties during the second half of the year."

With regard to financing activities, during the second quarter of 2004 the Company issued $175 million of medium-term notes with an effective weighted average interest rate of 5.2% and a weighted average maturity of 8.6 years. This brings Weingarten's total for the six months ended June 30, 2004 to $325 million with an average interest rate of 5.0% and average maturity of 9.5 years. Alexander commented, "The proceeds from these notes were deployed to reduce our floating-rate debt. By continuing our practice of locking rates on longer-term, fixed-rate debt and reducing short-term, variable-rate debt, we have reduced our variable-rate debt to 16% of total debt at June 30, 2004. Although the effect of these transactions has increased our total interest expense as compared to what it would have been had we not refinanced this floating-rate debt, these transactions have reduced our exposure to future interest rate increases."

Subsequent to June 30, 2004, Weingarten raised $72.5 million through the issuance of 2.9 million depositary shares of 6.95% Series E Cumulative Redeemable Preferred Shares. Net proceeds of $70.2 million were utilized to pay down its revolving credit facility, which is generally used to fund Weingarten's acquisition and new development programs, bringing variable rate debt as a percentage of total debt to under 13%.

Alexander concluded by saying, "We are quite optimistic about the second half of 2004 as we work to maximize the potential of our existing portfolio, assess acquisition and development opportunities and evaluate alternative financing opportunities that will benefit Weingarten over the long-term. Leasing activity is solid, and we expect occupancy levels to remain strong."

The Company also announced that it will host a live webcast of its quarterly conference call on Monday, July 26, 2004 at 10:00 a.m. Central Time. The webcast can be accessed via the Company's web site at www.weingarten.com. A
                                                          ------------------
replay is also available at the site starting approximately two hours following the live call or can be heard by calling 877-519-4471, conference number 4919648, for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas, based real estate investment trust with 340 properties in 20 states that span from coast to coast in the southern half of the United States. Included in the portfolio are 278 neighborhood and community shopping centers and 62 industrial properties aggregating approximately 45.6 million square feet. Weingarten has one of the most diversified tenant bases of any major REIT in its sector, with the largest of its over 5,000 tenants comprising less than 3% of total rental revenues. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol "WRI". For further information on the Company, please visit www.weingarten.com.
------------------

STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.




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

                                                FINANCIAL STATEMENTS
                                             WEINGARTEN REALTY INVESTORS
                  (in thousands, except per share amounts that are reported on a post-split basis)




                                                                 Three Months Ended               Six Months Ended
                                                                     June 30,                          June 30,
STATEMENTS OF CONSOLIDATED INCOME AND                              2004       2003                2004        2003
FUNDS FROM OPERATIONS                                                (Unaudited)                    (Unaudited)
                                                                ---------------------          ----------------------
Rental Income                                                   $ 122,224   $ 99,826           $ 237,411   $ 195,411
Interest Income                                                       383        551                 659         797
Other Income                                                        1,145      1,617               2,713       2,632
                                                                ----------  ---------          ----------  ----------
           Total Revenues                                         123,752    101,994             240,783     198,840
                                                                ----------  ---------          ----------  ----------
Depreciation and Amortization                                      29,215     22,312              55,707      43,195
Interest Expense                                                   28,140     21,036              55,873      40,475
Operating Expense                                                  18,886     16,073              35,994      30,033
Ad Valorem Taxes                                                   14,697     11,312              29,112      22,614
General and Administrative Expense                                  3,936      3,414               7,962       6,471
Loss on Early Redemption of Preferred Shares                        3,566                          3,566
                                                                ----------  ---------          ----------  ----------
           Total Expenses                                          98,440     74,147             188,214     142,788
                                                                ----------  ---------          ----------  ----------
Operating Income                                                   25,312     27,847              52,569      56,052
Equity in Earnings of Joint Ventures                                1,651        998               2,937       2,036
Income Allocated to Minority Interests                               (975)      (837)             (1,854)     (1,732)
Impairment Loss on Land Held for Development                       (2,700)                        (2,700)
Gain (Loss) on Sale of Properties                                     102        (17)                419          (8)
                                                                ----------  ---------          ----------  ----------
Income Before Discontinued Operations                              23,390     27,991              51,371      56,348
                                                                ----------  ---------          ----------  ----------
Operating Income From Discontinued Operations                         362        585                 790       1,248
Gain (Loss) on Sale of Properties                                  13,430       (108)             13,430         763
                                                                ----------  ---------          ----------  ----------
          Income from Discontinued Operations                      13,792        477              14,220       2,011
                                                                ----------  ---------          ----------  ----------
Net Income                                                         37,182     28,468              65,591      58,359
Less:  Preferred Dividends                                          1,265      4,920               2,531       9,842
       Original Issuance Costs associated with
         Series A Preferred Shares                                             2,488                           2,488
                                                                ----------  ---------          ----------  ----------
Net Income Available to Common Shareholders--Basic              $  35,917   $ 21,060           $  63,060   $  46,029
                                                                ==========  =========          ==========  ==========
Net Income Per Common Share--Basic                              $    0.42   $   0.27           $    0.75   $    0.59
                                                                ==========  =========          ==========  ==========
Net Income Available to Common Shareholders--Diluted            $  36,783   $ 21,820           $  64,751   $  47,621
                                                                ==========  =========          ==========  ==========
Net Income Per Common Share--Diluted                            $    0.42   $   0.27           $    0.74   $    0.59
                                                                ==========  =========          ==========  ==========


Funds from Operations:
Net Income Available to Common Shareholders                     $  35,917   $ 21,060           $  63,060   $  46,029
Depreciation and Amortization                                      27,027     20,786              51,781      40,178
Depreciation and Amortization of
   Unconsolidated Joint Ventures                                      701        463               1,358         897
(Gain) Loss on Sale of Properties                                 (13,508)       115             (13,825)       (765)
                                                                ----------  ---------          ----------  ----------
Funds from Operations--Basic                                    $  50,137   $ 42,424           $ 102,374   $  86,339
                                                                ==========  =========          ==========  ==========
Funds from Operations Per Common Share--Basic                   $    0.59   $   0.54           $    1.21   $    1.10
                                                                ==========  =========          ==========  ==========
Funds from Operations--Diluted                                  $  51,645   $ 43,515           $ 105,212   $  88,694
                                                                ==========  =========          ==========  ==========
Funds from Operations Per Common Share--Diluted                 $    0.58   $   0.54           $    1.20   $    1.09
                                                                ==========  =========          ==========  ==========
Weighted Average Shares Outstanding--Basic                         85,598     78,193              84,371      78,165
                                                                ==========  =========          ==========  ==========
Weighted Average Shares Outstanding--Diluted                       88,627     81,057              87,451      81,038
                                                                ==========  =========          ==========  ==========





                                                                     June 30,   December 31,
                                                                       2004        2003
CONSOLIDATED BALANCE SHEETS                                        (Unaudited)   (Audited)
                                                                  ------------  ------------
Property                                                          $ 3,608,809   $ 3,200,091
Accumulated Depreciation                                             (573,048)     (527,375)
Investment in Real Estate Joint Ventures                               48,939        35,085
Notes Receivable                                                       44,892        36,825
Unamortized Debt and Lease Costs                                       82,935        70,895
Accrued Rent and Accounts Receivable, net                              38,571        40,325
Cash and Cash Equivalents                                              42,700        20,255
Other Assets                                                           54,228        46,993
                                                                  ------------  ------------
                    Total Assets                                  $ 3,348,026   $ 2,923,094
                                                                  ============  ============

Debt                                                              $ 2,202,048   $ 1,810,706
Preferred Shares Subject to Mandatory Redemption, net                               109,364
Accounts Payable and Accrued Expenses                                  82,278        78,986
Other                                                                  79,058        52,671
                                                                  ------------  ------------
           Total Liabilities                                        2,363,384     2,051,727
                                                                  ------------  ------------

Minority Interest                                                      57,479        49,804
                                                                  ------------  ------------

Preferred Shares of Beneficial Interest                                    90            90
Common Shares of Beneficial Interest                                    2,563         2,488
Capital Surplus                                                     1,111,113       993,570
Accumulated Dividends in Excess of Net Income                        (182,279)     (174,234)
Accumulated Other Comprehensive Loss                                   (4,324)         (351)
                                                                  ------------  ------------
           Total Shareholders' Equity                                 927,163       821,563
                                                                  ------------  ------------
                      Total Liabilities and Shareholders' Equity  $ 3,348,026   $ 2,923,094
                                                                  ============  ============

Note:  Certain  reclassifications  of  prior years' amounts have been made to conform with the current  year  presentation.